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                                                                  EXHIBIT 10.16C


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                              AMENDED AND RESTATED
                            NONCOMPETITION AGREEMENT


                                     between


                   INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                                       and


                          STAR TELECOM HOLDING LIMITED





                            Dated as of April 4, 1997






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                                TABLE OF CONTENTS

ARTICLE/SECTION                                                            PAGE


1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Noncompetition. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3.   Corporate Opportunities . . . . . . . . . . . . . . . . . . . . . . .  3

4.   Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . .  3

5.   Rights and Remedies Upon Breach . . . . . . . . . . . . . . . . . . .  3

6.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

7.   Enforceability in Jurisdictions . . . . . . . . . . . . . . . . . . .  4

8.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

9.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

10.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7


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                                                                               1
                  AMENDED AND RESTATED NONCOMPETITION AGREEMENT


          This AMENDED AND RESTATED NONCOMPETITION AGREEMENT (this "Agreement") is entered into this 4th day of April 1997 by and between International Wireless Communications, Inc., a Delaware corporation with offices at 400 South El Camino Real, San Mateo, California, 94402, United States of America ("IWC") and Star Telecom Holding Limited, a Hong Kong company with offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL"), amending and restating the Noncompetition Agreement between STHL and IWC, dated as of November 7, 1996 (the "Original Noncompetition Agreement").

          WHEREAS, STHL, IWC and Star Digitel Limited ("SDL") have entered into a Subscription Agreement (the "Subscription Agreement") whereby, among other things, STHL and IWC subscribed for shares of SDL.

          WHEREAS, Vanguard China, Inc. ("Vanguard"), STHL and SDL have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 25, 1997 for the purchase by Vanguard of SDL shares from STHL.

          WHEREAS, IWC, STHL, SDL and Vanguard intend to enter into an Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") dated as of the date hereof, amending and restating the Shareholders' Agreement entered into by SDL, STHL and IWC on November 7, 1996, to regulate certain matters relating to SDL.

          WHEREAS, the parties hereto wish to amend and restate the Original Noncompetition Agreement to be consistent with the Shareholders' Agreement.

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Noncompetition Agreement in its entirety so that, as amended and restated, it reads in its entirety as follows:

          1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings:

                (a) "Affiliate" of a party means any Person controlling, controlled by or under common control with such party, PROVIDED, HOWEVER, that, for the avoidance of doubt, China Strategic Holdings Limited, Vanguard Cellular Systems, Inc., or any of their respective direct or indirect subsidiaries (as defined in the Hong Kong Companies Ordinance, Chapter 32) shall not be regarded as an "Affiliate" of any party for purposes of this Agreement. "Control" for this purpose means the possession, directly or indirectly, of the

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power to direct or cause the direction of the management and policies of a
Person, by the ownership of voting securities, or by contract or otherwise.

               (b) "IWC Restricted Parties" means, collectively, IWC and each Affiliate of IWC.

               (c) "Person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated association, governmental authority or other legal entity.

               (d) "Restricted Business" means the provision of mobile telephone services, or the provision of technical or other services or the licensing of technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) in support of mobile telephone services, but excluding (A) the manufacturing, trading, distribution and servicing of any telecommunications product or equipment, and (B) the provision of mobile telephone roaming services that may be carried out by P Plus Communications Limited, (i) for a Restricted Party's own account, (ii) by rendering services to any Person engaged in the provision of mobile telephone services, or the provision of technical or other services or the licensing of technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) in support of mobile telephone services, but excluding (A) the manufacturing, trading, distribution or servicing of any telecommunications product or equipment and (B) the provision of mobile telephone roaming services that may be carried out by P Plus Communications Limited, or (iii) by becoming interested in any capacity, including as a partner, shareholder, principal, agent, trustee or consultant, in any Person engaged in the provision of mobile telephone services, or the provision of technical or other services or the licensing of technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) in support of mobile telephone services, but excluding (A) the manufacturing, trading, distribution or servicing of any telecommunications product or equipment and (B) the provision of mobile telephone roaming services that may be carried out by P Plus Communications Limited, in the Territory.

               (e) "Restricted Parties" means, collectively, the STHL Restricted Parties and the IWC Restricted Parties.

               (f) "STHL Restricted Parties" means, collectively, STHL and each Affiliate of STHL.

               (g) "Territory" means only the following seven provinces of the People's Republic of China: Gansu Province, Guangdong Province, Hebei Province, Hainan Province, Shandong Province, Sichuan Province and Yunnan Province.

          2. NONCOMPETITION. Subject to the provisions of Section 3, (i) none of the STHL Restricted Parties shall, without the written consent of IWC (which may be withheld by IWC in its sole discretion), directly or indirectly engage in a Restricted Business which is in

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direct competition with any Restricted Business engaged in or operated by SDL and (ii) none of the IWC Restricted Parties shall, without the written consent of STHL (which may be withheld by STHL in its sole discretion), directly or indirectly engage in a Restricted Business which is in direct competition with any business engaged in or operated by SDL. Each of STHL and IWC shall take all measures necessary to ensure that its respective Affiliates comply with the terms of this Agreement and shall, upon the request of the other party, cause its Affiliates to execute a deed of adherence to this Agreement in such form as the other party may reasonably request.

          3. CORPORATE OPPORTUNITIES. If a Restricted Party offers to the shareholders of SDL and the board of directors of SDL (the "SDL Board") for consideration the opportunity for SDL to make an investment in a Restricted Business that is not in direct competition with any business theretofore engaged in or operated by SDL, but the shareholders of SDL and the SDL Board fail to adopt a resolution approving and authorizing SDL's investment in such Restricted Business or fail to respond to the Restricted Party within 14 days after the Restricted Party has notified the shareholders of SDL and the SDL Board of this investment opportunity, then, (i) in the case of an opportunity brought to SDL by IWC, notwithstanding that IWC and its permitted transferees in their capacity as shareholders of SDL or that the nominees of IWC and its permitted transferees on the SDL Board, shall in each case have voted in favor of SDL's investment in such opportunity, IWC, as the Restricted Party, shall have the right to invest directly or indirectly in such Restricted Business, and (ii) in the case of an opportunity brought to SDL by STHL, notwithstanding that STHL and its permitted transferees in their capacity as shareholders of SDL or that the nominees of STHL and its permitted transferees on the SDL Board, shall in each case have voted in favor of SDL's investment in such opportunity, STHL as the Restricted Party, shall have the right to invest directly or indirectly in such Restricted Business.

          4. TERM AND TERMINATION. This Agreement shall remain in effect until the earliest of (i) the date that is 10 years after the date hereof, (ii) the date STHL or IWC ceases to hold shares in SDL, (iii) the dissolution or winding up of SDL, (iv) the termination or expiration of the Shareholders' Agreement and (v) the insolvency of SDL, the commission of any act of bankruptcy by SDL, or the commencement of proceedings with respect to SDL for relief under bankruptcy or insolvency laws or laws relating to the relief of debtors, reorganizations, arrangements, compositions or extensions.

          5. RIGHTS AND REMEDIES UPON BREACH. If any Restricted Party breaches, or threatens to commit a breach of, any of the provisions of Section 2 (the "Restrictive Covenant"), each non-defaulting Restricted Party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable and each of which is in addition to, and not in lieu of, any other rights and remedies available to such non-defaulting Restricted Party under law or in equity:

                (a) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenant specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenant would cause

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irreparable injury to such non-defaulting Restricted Party and that money damages would not provide an adequate remedy to such non-defaulting Restricted Party. In seeking such injunctive relief, a non-defaulting Restricted Party shall not be obligated to secure any bond or other security.

               (b) ACCOUNTING. The right and remedy to require the Restricted Party to account for and pay over to the non-defaulting Restricted Parties, all compensation, profits, monies, accruals, increments or other benefits derived or received by such Restricted Party as the result of any transactions by such Restricted Party constituting a breach of the Restrictive Covenant.

          6. SEVERABILITY. The Restricted Parties acknowledge and agree that the Restrictive Covenant is reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the Restrictive Covenant, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenant shall not thereby be affected and shall be given full effect without regard to the invalid portions. If any court determines that the Restrictive Covenant, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          7. ENFORCEABILITY IN JURISDICTIONS. The Restricted Parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenant upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenant. If the courts of any one or more of such jurisdictions hold the Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Restricted Parties that such determination shall not bar or in any way affect a non-defaulting Restricted Party's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenant, as to breaches of the Restrictive Covenant in such other respective jurisdictions, the Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          8. WAIVER. The failure of a non-defaulting Restricted Party to insist in any one or more instances upon performance of any of the provisions of this Agreement or to take advantage of any such non-defaulting Restricted Party's rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, and the same shall continue and remain in full force and effect. No single or partial exercise by any party of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy. Waiver by any party of any breach of any provision of this Agreement shall not constitute or be construed as a continuing waiver or as a waiver of any other breach of any other provision of this Agreement.

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          9.   MISCELLANEOUS.

               (a) NOTICES. Any notice or other communications contemplated or required by this Agreement by any party hereto shall be given in writing and shall be delivered either by (a) personal delivery or (b) facsimile (with a copy sent by overnight courier or certified airmail) addressed to the recipient at the address specified below or at such other address as the intended recipient previously shall have designated by written notice to the other party hereto. All notices and other communications contemplated or required by this Agreement delivered in person or sent by facsimile shall be deemed to have been delivered to and received by the recipient and shall be effective on the date of personal delivery or the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

                  (i)   If to IWC to:

                        International Wireless Communications, Inc.
                        400 South El Camino Real
                        San Mateo, California 94402
                        U.S.A.
                        Attention: Douglas Sloan Sinclair
                        Facsimile No.: 1 (415) 548-1842

                  (ii)  If to STHL, to:

                        Star Telecom Holding Limited
                        414 Kwun Tong Road,
                        Kwun Tong
                        Kowloon, Hong Kong
                        Attention:  Company Secretary
                        Facsimile No.: (852)

          Either party may change the address to which notices and other communications are to be directed by giving notice of such change to the other party in the manner provided in this Subsection.

               (b) GOVERNING LAW. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF ENGLAND AND WALES.

                (c) DISPUTE RESOLUTION.

                    (i) Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by

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     arbitration under the Rules of Conciliation and Arbitration of the
     International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 9(c). For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board").
     The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 9(b) of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                    (ii) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

                    (iii) The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

                    (iv) Any award made by the Arbitration Board shall be final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

               (d) ASSIGNMENT AND SUCCESSION. STHL may not assign this Agreement or its rights or obligations hereunder without the prior written consent of IWC. IWC may assign this Agreement and its rights and obligations hereunder to any entity that controls, is controlled by or is under common control with IWC without the prior consent of STHL. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

               (e) ENTIRE AGREEMENT; AMENDMENTS. The terms and conditions contained in this Agreement and the other agreements and instruments expressly referred to herein constitute the entire agreement between the parties hereto regarding the subject matter hereof and shall supersede all previous communications, either oral or written, between the parties hereto with respect to the subject matter hereof including the Original Noncompetition Agreement. The parties hereto agree that the Original Noncompetition Agreement is hereby terminated and is replaced in its entirety by this Agreement. The Original Noncompetition Agreement shall be of no further force or effect. The parties hereto agree, however, that the termination of the Original Noncompetition Agreement shall be without prejudice to any

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causes of action that arose prior to the date hereof under the Original
Noncompetition Agreement. This Agreement may only be amended by a written agreement duly executed by the parties hereto.

          10. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              INTERNATIONAL WIRELESS
                                COMMUNICATIONS, INC.


                              By:  /s/ Hugh B. L. McClung
                                 -----------------------------------------------
                                   Name:  Mr. Hugh B. L. McClung
                                   Title: Vice Chairman and
                                   Managing Director, Asia


                              STAR TELECOM HOLDING LIMITED


                              By:  /s/
                                 -----------------------------------------------
                                   Name:
                                   Title: